Exhibit 3.1(rr)

CERTIFICATE OF INCORPORATION

FIRST:                    The name of this corporation shall be VISI ACQUISITION CORP.

SECOND:               Its registered office in the State of Delaware is to be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent and its registered agent at such address is National Registered Agents, Inc.

THIRD:                  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:              The total number of shares of stock, which this corporation is authorized to issue, is One Hundred (100) shares of common stock with a par value of One Cent ($.01) per share.

FIFTH:                   The name and address of the incorporator is as follows:

Megan J. Lowe

C/O CTC Communications Corp.

210 Bear Hill Road

Waltham, MA 02451

SIXTH:                   The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH:             No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to, or repeal of, this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 13th day of September 2005.

By:	/s/ Megan J. Lowe
Name: Megan J. Lowe

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VISI Acquisition Corp.

Pursuant to

§ 242 of the Delaware General Corporation Law

VISI Acquisition Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the sole director and the sole shareholder of the Corporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), duly adopted resolutions setting forth the following amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable.

SECOND:  That the Amendment was adopted by unanimous written consent of the sole director of the Corporation followed by the unanimous written consent of the sole holder of the outstanding shares of common stock entitled to vote thereon, all in accordance with Sections 242, 141(f), and 228 of the DGCL.

THIRD:  Accordingly, the Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the present Article FIRST and substituting in lieu thereof the following:

“FIRST:          The name of the corporation is ‘One Communications Acquisition Corp. II’”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by James P. Prenetta, Jr., its President, Secretary and Treasurer, this 22nd day of June, 2006.

VISI Acquisition Corp.

By:	/s/ James P. Prenetta, Jr.
Name:	James P. Prenetta, Jr.
Title:	President, Secretary and Treasurer

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

One Communications Acquisition Corp. II

Pursuant to

§ 242 of the Delaware General Corporation Law

One Communications Acquisition Corp. II (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the sole director and the sole shareholder of the Corporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), duly adopted resolutions setting forth the following amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable.

SECOND:  That the Amendment was adopted by unanimous written consent of the sole director of the Corporation followed by the unanimous written consent of the sole holder of the outstanding shares of common stock entitled to vote thereon, all in accordance with Sections 242, 141(f), and 228 of the DGCL.

THIRD:  Accordingly, the Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the present Article FIRST and substituting in lieu thereof the following:

“FIRST:  The name of the corporation is ‘One Communications Management Co.’”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by James P. Prenetta, Jr., its President, Secretary and Treasurer, this 1st day of February, 2007.

One Communications Acquisition Corp. II

By:	/s/ James P. Prenetta, Jr.
Name:	James P. Prenetta, Jr.
Title:	President, Secretary and Treasurer

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